UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2010
Entergy Texas, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-34360	61-1435798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Pine Street, Beaumont, Texas		77701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(409) 981-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2010, Entergy Texas, Inc. (the “Company”) entered into an Underwriting Agreement for the sale of $200,000,000 aggregate principal amount of its Mortgage Bonds, 3.60% Series due June 1, 2015 (the “Bonds”).  The sale of the Bonds closed on May 25, 2010.  The Bonds were registered under the Securities Act of 1933, as amended, by means of the shelf Registration Statement on Form S-3 (No. 333-153442) of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.02
Officer’s Certificate No. 3-B-3 dated May 18, 2018, supplemental to Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, between Entergy Texas, Inc. and The Bank of New York Mellon, as trustee.

5.01	Opinion of Clark, Thomas & Winters, A Professional Corporation, relating to the Bonds
5.02	Opinion of Morgan, Lewis & Bockius LLP relating to the Bonds

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Texas, Inc.
(Registrant)
Date May 25, 2010
/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer